UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

GENUINE PARTS COMPANY

(Exact name of registrant as specified in its charter)

GA	001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 934-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, Genuine Parts Company (the “Company”) announced that Paul D. Donahue will retire as Chief Executive Officer of the Company, effective as of June 3, 2024 (the “Effective Date”). Mr. Donahue will continue his service on the Board of Directors of the Company (the “Board”) as Executive Chairman following the Effective Date. In connection with Mr. Donahue’s retirement as Chief Executive Officer of the Company, the Board has appointed William P. Stengel, II, as Chief Executive Officer of the Company, effective as of the Effective Date, such that following the Effective Date Mr. Stengel will hold the dual title of President and Chief Executive Officer of the Company. The Board also approved an increase in the size of the Board from 14 to 15 directors and appointed Mr. Stengel to fill the newly created vacancy, effective as of the Effective Date.

Mr. Stengel, 46, has served as President and Chief Operating Officer of the Company since January 2023. Previously, Mr. Stengel served as President of the Company from January 2021 to January 2023 and as Executive Vice President and Chief Transformation Officer of the Company from November 2019 to January 2021. Prior to that, Mr. Stengel worked for HD Supply, an Atlanta-based industrial distributor, where he held positions with HD Supply Facilities Maintenance as President and Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer, and Senior Vice President, Strategic Business Development and Investor Relations, from June 2013 to October 2018.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Stengel will receive an annual base salary of $1,000,000 and a short-term target incentive award for fiscal year 2024 of 145% of his base salary, in each case, pro-rated as of the Effective Date. Mr. Stengel’s long-term incentive award for fiscal year 2024, consisting of restricted stock units and performance restricted stock units, has an estimated target total value of $5,500,000.

There are no family relationships between Mr. Stengel and any other persons pursuant to which Mr. Stengel was selected as a director or officer. Mr. Stengel does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated April 29, 2024

104	The cover page from this current report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

April 29, 2024	By:	/s/ Bert Nappier
Name: Bert Nappier
Title: Executive Vice President and CFO